                                   AGREEMENT


     THIS AGREEMENT is made and entered into as of the 11th day of December, 1994 by and between Transco Energy Company, a Delaware corporation (the "Company"), the Successor, as defined herein below, and Steven R. Springer (the "Executive").


                             W I T N E S S E T H:


     WHEREAS, Executive and the Company entered into a Severance Agreement on December 15, 1992, amended as of December 11, 1994 (the "Severance Agreement");

     WHEREAS, Executive and the Company entered into a Termination Agreement on December 15, 1992, amended as of December 11, 1994 (the "Termination Agreement");

     WHEREAS, the Company and The Williams Companies, Inc., (the "Successor") have entered into an agreement concerning the acquisition of the Company (the "Merger Agreement"); and

     WHEREAS, the Company and Executive desire to clarify the terms of the Severance Agreement and the Termination Agreement.

     NOW, THEREFORE, for and in consideration of the promises and mutual covenants and agreements herein contained, the Company, the Successor and Executive hereby agree, as follows:

     1. Notwithstanding any provision in the Termination Agreement, the Severance Agreement, or any other agreement or arrangement (whether written or unwritten), following any termination of Executive's employment after any "change in control", as defined in any such agreement, resulting from any of the transactions contemplated by the Merger Agreement, the Executive shall receive only the payments and benefits, if any, to which he is entitled under the terms of the Termination Agreement, and no payments or benefits shall be provided under the Severance Agreement if any payments are made under the Termination Agreement; provided, however, that anything in this Agreement to the contrary notwithstanding, in the event that the period from the Date of Termination (as defined in the Termination Agreement) until the last day of the Agreement Period (as defined in the Termination Agreement) is less than one year, the Executive shall also be entitled to receive under the Severance Agreement the excess, if any, of the amount payable pursuant to Section 3(ii)(A) of the Severance Agreement over the amount payable to Section 3(iii)(A) of the Termination Agreement and provided further that the benefits payable pursuant to Sections 3(ii)(E), 3(ii)(F) and 3(ii)(G) of the

Severance Agreement shall remain applicable and payable notwithstanding the provisions of this Agreement.

     2. No provision of this Agreement may be amended, modified, altered, or waived unless such amendment, modification, alteration or waiver is agreed to in writing signed by the Executive and, in the case of the Company and Successor, an authorized officer of the Company and Successor. No waiver by any of the parties hereto at the time of any breach by any of the other parties hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     3. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company, the Successor and Executive have entered into this Agreement as of the day and year first above written.


                                                TRANSCO ENERGY COMPANY


                                                By: /s/ Nicholas J. Neuhausel
                                                   ---------------------------
                                                Name: Nicholas J. Neuhausel
                                                     -------------------------
                                                Address: 2800 Post Oak Blvd.
                                                        ----------------------
                                                         Houston, Texas 77056
                                                        ----------------------
                                                Attention: SVP Human Resources
                                                          --------------------
                                                           and Administration
                                                          --------------------

                                        EXECUTIVE


                                        By: /s/ Steven R. Springer
                                           --------------------------
                                        Name: Steven R. Springer

                                        Address: 9302 Shaeylo Circle
                                                ---------------------
                                                Houston, TX 77063
                                                ---------------------
                                        Attention:
                                                  -------------------


                                        SUCCESSOR


                                        By: /s/
                                           --------------------------
                                        Name:
                                             ------------------------
                                        Address:
                                                ---------------------
                                                ---------------------
                                        Attention:
                                                  -------------------


                                      -3-